EX-5

                                 LAW OFFICES OF
                             HAROLD H. MARTIN, P.A.
                         17111 KENTON DRIVE, SUITE 204B
                              CORNELIUS, NC 28031

                                    TELEPHONE
                                    FACSIMILE
                                  704-894-9760
                                  704-894-9759


January  14,  2004

Board  of  Directors
China  World  Trade  Corporation
3rd  Floor,  Goldlion  Digital  Network  Center
138  Tiyu  Road  East,  Tianhe
Guangzhou,  Peoples'  Republic  of  China

Re:  Up  to  16,981,717  Shares  to  be  Registered  on Form SB-2 (the "Shares")

Gentlemen:

We have acted as securities counsel for China World Trade Corporation, a Nevada corporation (the "Company"), and certain of its shareholders (the "Selling Shareholders"), in connection with the registration of the Shares described in the prospectus of the Company dated January 14, 2005 (the "Prospectus"), contained in the Registration Statement on Form SB-2 (the "Registration Statement") of the Company. Terms which are used in this opinion and are not defined herein, shall have the meanings assigned to them in the Prospectus.

In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date; (b) By-laws of the Company, as amended to date; (c) Certificates from the Secretary of State of the State of Nevada, dated as of a recent date, stating that the Company is duly incorporated and in good standing in the State of Nevada; (d) Share Certificates of the Company; and (e) The Registration Statement. In addition to the foregoing, we have also relied as to matters of fact upon the representations made by the Company and its representatives and upon representations made by the Selling Shareholders. Further, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or as photo-static copies.

Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State.


Board  of  Directors
China  World  Trade  Corporation
January  14,  2005
Page  2.

of Nevada, the jurisdiction of its incorporation, and has full corporate power and authority to own its properties and conduct business as described in the Registration Statement.

The authorized capital stock of the Company consists of 50,000,000 shares of Common
Stock, with a par value of $.001 per share, of which there were 30,889,997 issued and outstanding as of December 31, 2004, and 10,000,000 shares of Preferred Stock, with a par value of $.001 per share, of which none are issued and outstanding. Proper corporate proceedings have been taken validly to authorize such authorized capital stock and all the outstanding shares of such capital stock (including the Shares), when delivered in the manner and/or on the terms described in the Registration Statement (after it is declared effective), will be duly and validly issued, fully paid and non-assessable. The shareholders of the Company have no preemptive rights with respect to the Common Stock of the Company.

The opinions which we express herein are based on federal corporate and securities laws and the laws of the State of North Carolina.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.
In giving this consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, or the general rules and regulations thereunder.

Very  truly  yours,

LAW  OFFICES  OF  HAROLD  H.  MARTIN,  P.A.


By:  /s/  Harold  H.  Martin
          ------------------
          Harold  H.  Martin
          President